As filed with the Securities and Exchange Commission on April 1, 2016

File No. 001-36902
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

ASB Hawaii, Inc.
(Exact name of registrant as specified in its charter)

Hawaii (State or other jurisdiction of incorporation or organization)	99-0260496 (I.R.S. Employer Identification No.)
915 Fort Street Mall, 12th Floor Honolulu, HI 96813 (Address of principal executive offices)	96813 (Zip Code)
Registrant’s telephone number, including area code:
(808) 539-7200
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

ASB Hawaii, Inc.
Cross-Reference Sheet Between Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement filed as Exhibit 99.1 hereto. For convenience, we have provided below the following cross-reference sheet identifying where the items required by Form 10 may be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business
“Summary,” “Risk Factors,” “Cautionary Note Concerning Forward-Looking Statements,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.”

1A.	Risk Factors	“Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements.”
2.	Financial Information	“Selected Historical Financial and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
3.	Properties	“Business.”
4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management.”
5.	Directors and Executive Officers	“Management.”
6.	Executive Compensation	“Management” and “Executive Compensation.”
7.	Certain Relationships and Related Transactions, and Director Independence	“Certain Relationships and Related Person Transactions” and “Management.”
8.	Legal Proceedings	“Business-Legal Proceedings.”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	“Summary,” “The Spin-Off,” “Dividend Policy,” “Executive Compensation” and “Description of Capital Stock.”
10.	Recent Sales of Unregistered Securities	Not applicable.
11.	Description of Registrant’s Securities to Be Registered	“The Spin-Off” and “Description of Capital Stock.”
12.	Indemnification of Directors and Officers	“Description of Capital Stock-Indemnification of Directors and Officers.”
13.	Financial Statements and Supplementary Data	“Index to Consolidated Financial Statements.”
14.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	Not applicable.
15.	Financial Statements and Exhibits	(a) Financial Statements “Index to Consolidated Financial Statements.” (b) Exhibits See below

The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1*	Form of Separation and Distribution Agreement by and between Hawaiian Electric Industries, Inc. and ASB Hawaii, Inc.
3.1*	Form of Amended and Restated Articles of Incorporation of ASB Hawaii, Inc.
3.2*	Form of Amended and Restated Bylaws of ASB Hawaii, Inc.
10.1*	Form of Employee Matters Agreement by and between Hawaiian Electric Industries, Inc. and ASB Hawaii, Inc.
10.2*	Form of Tax Matters Agreement by and between Hawaiian Electric Industries, Inc. and ASB Hawaii, Inc.
10.3*	Form of ASB Hawaii, Inc. 2016 Equity and Incentive Plan
10.4*	Form of ASB Hawaii, Inc. Executive Severance Plan
10.5*	Form of ASB Hawaii, Inc. 2016 Employee Stock Purchase Plan
21.1*	List of subsidiaries of ASB Hawaii, Inc.
99.1*	Preliminary Information Statement of ASB Hawaii, Inc., subject to completion, dated April 1, 2016
99.2*	Form of Important Notice Regarding Availability of Materials

*    Filed herewith. All other exhibits will be filed by amendment.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASB HAWAII, INC.
	By:	/s/ Heather M. Schwarm
		Name:	Heather M. Schwarm
		Title:	Executive Vice President, Chief Financial Officer and Treasurer
Dated: April 1, 2016